Exhibit 99.1

Press Release

Contacts:	Susan Lehman	Daniel K. Atler, CFO
	Story Communications	Ikanos Communications
	510.832.6006	510.438.5329
	susan@storypr.com	datler@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

Increasing Worldwide Demand for Interactive Broadband Services Drives
Record Revenue and Income

Highlights

•                  Annual Revenue Growth of 28%, Quarterly year-over-year Growth of 55%

•                  Annual Net Income Increases to $2.7 Million GAAP, $11.0 Million Non-GAAP

•                  Port Shipments by Ikanos Surpass 10 Million Worldwide

FREMONT, Calif., February 7, 2006 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported record financial results for the fourth quarter and for fiscal year 2005.

“We are extremely pleased with our financial results for the quarter and fiscal year, as we achieved record revenue and net income,” said Rajesh Vashist, chairman and CEO of Ikanos Communications. “2005 has been a monumental year for Ikanos, marking the tipping point for VDSL.  At the end of 2005 cumulative VDSL DMT shipments by Ikanos surpassed 10 Million ports.   This demonstrates both the size of this emerging market and our leadership position.”

“Throughout the year we invested in R&D, expanded our product line, and strengthened our position in the broadband access marketplace,” added Vashist.  “For example, Japanese carriers began deploying Ikanos-based solutions delivering up to 100 Mbps downstream and up to 100 Mbps upstream capability.  With our expanded product line we believe we are well positioned to capitalize on recent increases in demand for VDSL-based video services as carriers worldwide desire to provide faster broadband speeds for video and interactive media rich content.”

Financial Highlights

Net revenue in the fourth quarter of 2005 was $28.5 million, a sequential increase of 14% from the $25.0 million reported for the third quarter of 2005 and an increase of 55% from the $18.4 million reported for the fourth quarter of 2004.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis.  Non-GAAP net income (loss), where applicable, excludes the effect of the amortization of stock-based compensation.  The Company believes these additional non-GAAP measures are useful to investors for performing financial analysis because they highlight the company’s operating results.  The Company’s management uses this non-GAAP measure internally to evaluate its operating performance and to plan for its future periods.  However, non-GAAP measures are not a substitute for GAAP measures.  For a reconciliation of GAAP versus non-GAAP financial information on a quarterly basis, please see the attached schedule.

GAAP net income for the fourth quarter of 2005 was $4.0 million, or $0.15 per diluted share on 26.1 million average shares. This compares with a net income of $3.1 million or $0.15 per diluted share on 20.3 million average shares in the third quarter of fiscal 2005 and with a net loss of $466,000, or a loss of $0.27 per diluted share on 1.7 million average shares in the fourth quarter of 2004.

Non-GAAP net income for the fourth quarter of 2005 was $6.2 million, or $0.24 per diluted share, compared with non-GAAP net income of $5.2 million or $0.25 per diluted share, in the third quarter of fiscal 2005 and with a non-GAAP net income of $678,000, or $0.40 per diluted share in the fourth quarter of 2004.

For the year ended December 31, 2005, net revenue was $85.1 million, an increase of 28% from the $66.7 million reported for the year ended December 31, 2004.

GAAP net income for the year ended December 31, 2005 was $2.7 million, or $0.13 per diluted share on 21.2 million average shares outstanding. This compares with a net loss of $8.5 million or $5.59 per diluted share on 1.5 million average shares outstanding for the year ended December 31, 2004.

Non-GAAP net income for the year ended December 31, 2005 was $11.0 million, or $0.52 per diluted share, compared with non-GAAP net loss of $3.5 million or $2.31 per diluted share, for the year ended December 31, 2004. Average shares used in computing non-GAAP net income (loss) per diluted share for the year ended December 31, 2005 increased to 21.2 million, compared with 1.5 million for the year ended December 31, 2004.

Company Highlights

During the fourth quarter, Ikanos announced the following new solutions:

•                  The Fx™ 100100-4-EX and Fx™ 100100S-4-EX chipsets, designed to provide the highest performance symmetric 100 Mbps services along with the lowest power consumption, thereby enabling fanless equipment design.

•                  Ikanos’ SmartLeap Platform for multi-mode DSL capability on a per-port basis, including VDSL2, VDSL, ADSL2+, and ADSL. This multi-mode solution is designed to allow network equipment manufacturers to offer VDSL2 line cards that support new high bandwidth triple play services as well as legacy DSL services, with the intent of simplifying and reducing the cost of network upgrades for carrier customers.

Outlook

•                  Net revenue is expected to increase 3% to 8% in the first quarter of 2006 over the fourth quarter of 2005.

•                  Gross Margins* are expected to be between 50% and 53% in the first quarter of 2006.

•                  Research & development and Selling, general & administrative expenses combined are expected to be in the range of $12 to $13.5 million in the first quarter of 2006.

Fourth Quarter and Fiscal Year 2005 Conference Call

Management will review the fourth quarter and fiscal year 2005 financial results and its expectations for subsequent periods at a conference call on February 7, at 2:00 pm (PDT).  To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (719) 457-2622, password 4473023.  The web cast will be archived and available through February 14, 2006 at http://ir.ikanos.com/ or by calling (719) 457-0820 and entering conference ID number 4473023

* The Company refers to Gross Margins as the result of net revenue less cost of revenue divided by net revenue

About Ikanos Communications

Ikanos Communications, Inc. (NASDAQ: IKAN) develops and provides chipsets that are designed to enable carriers to offer Fiber Fast™ broadband services at transmission rates up to 100 Mbps. Ikanos’ silicon solutions are designed to enable OEM equipment vendors to serve varying customers in order to accelerate time to market and reduce costs.

© 2006 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including the Company’s expected financial performance for the first quarter of 2006, expected gross margins for the first quarter of 2006, research & development and selling, general and administrative expenses for the first quarter of 2006, business strategy and plans and objectives of management for future operations. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; the Company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s registration statement on Form S-1, as amended, as well as other reports that the Company files from time to time with the Securities and Exchange Commission.  The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

IKANOS COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Net revenue	$28,532	$18,448	$85,071	$66,676
Costs and expenses:

Cost of revenue	13,143	9,633	39,010	40,175

Research and development	6,787	5,502	24,607	20,678

Selling, general and administrative	3,017	2,673	11,412	9,423

Stock-based compensation	2,264	1,144	8,223	4,970

Total costs and expenses	25,211	18,952	83,252	75,246

Income (loss) from operations	3,321	(504)	1,819	(8,570)

Interest income, net	956	38	1,218	106

Income before income taxes	4,277	(466)	3,037	(8,464)

Provision for income taxes	295	—	295	—

Net Income (loss)	$3,982	$(466)	$2,742	$(8,464)

Basic net income (loss) per share	$0.17	$(0.27)	$0.14	$(5.59)

Diluted net income (loss) per share	$0.15	$(0.27)	$0.13	$(5.59)
Weighted average number of shares in calculating basic net income (loss) per share:	23,683	1,714	19,002	1,515
Weighted average number of shares in calculating diluted net income (loss) per share:	26,133	1,714	21,161	1,515

IKANOS COMMUNICATIONS, INC.

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Net revenue	$28,532	$18,448	$85,071	$66,676
Costs and expenses:

Cost of revenue	13,143	9,633	39,010	40,175

Research and development	6,787	5,502	24,607	20,678

Selling, general and administrative	3,017	2,673	11,412	9,423

Total costs and expenses	22,947	17,808	75,029	70,276

Income (loss) from operations	5,585	640	$10,042	(3,600)

Interest income, net	956	38	1,218	106

Income before income taxes	6,541	678	11,260	(3,494)

Provision for income taxes	295	—	295	—

Non-GAAP net income (loss)	$6,246	$678	$10,965	$(3,494)

Non-GAAP basic net income (loss) per share	$0.26	$0.40	$0.58	$(2.31)

Non-GAAP diluted net income (loss) per share	$0.24	$0.40	$0.52	$(2.31)

Weighted average number of shares in calculating basic Non-GAAP net income (loss) per share:	23,683	1,714	19,002	1,515
Weighted average number of shares in calculating diluted Non-GAAP net income (loss) per share:	26,133	1,714	21,161	1,515

Reconciliation of GAAP Net income(loss) to Non-GAAP Net Income(loss)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
GAAP net Income (loss)	$3,982	$(466)	$2,742	$(8,464)

Stock-based compensation	2,264	1,144	8,223	4,970

Non-GAAP net income (loss)	$6,246	$678	$10,965	$(3,494)

IKANOS COMMUNICATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and short-term investments	$93,920	$25,428
Accounts receivable—trade	11,015	127
Inventories	9,125	7,994
Prepaid expenses and other current assets	2,449	460
Total current assets	116,509	34,009
Property and equipment, net	8,384	5,813
Other assets	702	2,209
Total assets	$125,595	$42,031
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$19,655	$14,388
Capital lease obligations, current portion	315	838
Notes payable, current portion	698	486
Total current liabilities	20,668	15,712
Capital lease obligations, net of current portion	223	355
Notes payable, net of current portion	728	1,016
Total liabilities	21,619	17,083
Redeemable convertible preferred stock	—	101,633
Stockholders’ equity(deficit)	103,976	(76,685)
Total liabilities, convertible preferred stockand stockholders’ equity	$125,595	$42,031

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